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                                                                     EXHIBIT 1.2

                       1,500,000 Preferred Securities/*/
                              OZARK CAPITAL TRUST
                    % Cumulative Trust Preferred Securities
                (liquidation amount $10 per preferred security)
                                 Guaranteed by

                           BANK OF THE OZARKS, INC.
                                  __________

                         AGREEMENT AMONG UNDERWRITERS
                         ----------------------------

                                                             _____________, 1999

To each of the Underwriters named in Schedule I to the attached Underwriting Agreement

Dear Sirs:

     This Agreement Among Underwriters (this "Agreement") is to confirm that the Underwriters agree among themselves as follows with reference to their proposed purchases severally of an aggregate of 1,500,000 shares (the "Underwritten Preferred Securities") and up to an aggregate of 225,000 additional shares (the "Option Preferred Securities") of ____% Cumulative Trust Preferred Securities of Ozark Capital Trust, (the "Trust") guaranteed by Bank of the Ozarks, Inc. (the "Company") (the Underwritten Preferred Securities and any Option Preferred Securities which the Underwriters elect to purchase pursuant to the Underwriting Agreement (as hereinafter defined) being collectively referred to as the "Preferred Securities").

     1. Each Underwriter agrees that it will purchase, on the terms and subject to the conditions of an underwriting agreement in substantially the form attached hereto (the "Underwriting Agreement"), the number of Preferred Securities provided therein to be purchased by it (such number of Preferred Securities, including any Preferred Securities to be so purchased by such Underwriter pursuant to Section 10 of the Underwriting Agreement, being herein referred to as the "underwriting obligation" of such Underwriter). Each Underwriter authorizes us as its Representatives (the "Representatives") to execute and deliver the Underwriting Agreement in substantially the form attached hereto and to exercise in our discretion all of the authority vested in us by the Underwriting Agreement. As Representatives, we are also authorized to take all action that we may believe desirable in carrying out the provisions of the Underwriting Agreement and this Agreement, including the authority to agree to changes in those who are to be Underwriters and, subject to the following paragraph, in the number of Underwritten Preferred Securities and Option Preferred Securities to be set forth opposite the name of such Underwriter in
Schedule I to the Underwriting Agreement, and to agree to any variation in the terms of performance of the Underwriting Agreement and this Agreement which, in our judgment, will not have a material adverse effect upon the interests of the Underwriters.

     Notwithstanding the provisions of the preceding paragraph, the consent of an Underwriter shall be required for any increases in the number of Preferred Securities to be purchased by such Underwriter under the Underwriting Agreement, except in the following cases: (a) an increase in the number of Preferred Securities to be purchased by such Underwriter which is caused by the failure of another Underwriter or Underwriters to perform its or their obligations under the Underwriting Agreement; or (b) an increase in the number of such Preferred Securities, as a

-------------------
     *Plus up to 225,000 shares to cover over-allotments, if any.

result of (i) an increase in the aggregate number of Preferred Securities proposed to be purchased by the Underwriters as a whole, (ii) a reallotment of Preferred Securities among the Underwriters, or (iii) any other cause, which in any such case (i) through (iii) results in an aggregate net change of 10% or less in the number of Preferred Securities to be purchased by such Underwriter.

     2. The Underwritten Preferred Securities shall be released for sale to the public at the public offering price as soon after the execution and delivery of the Underwriting Agreement as in our judgment is advisable, but (except with the consent of such of the Underwriters whose underwriting obligations aggregate fifty percent or more of the Underwritten Preferred Securities under the Underwriting Agreement) not later than the seventh full business day after the execution and delivery of the Underwriting Agreement.

     Each Underwriter authorizes us, for its account, to exercise all or such portion of any over-allotment option to purchase Option Preferred Securities from time to time under the Underwriting Agreement as we in our discretion shall determine.

     3. Each Underwriter authorizes us, for its account, to reserve for sale, and to sell and deliver to securities dealers selected by us, who may include any of the Underwriters, such number as we may determine of the Preferred Securities which such Underwriter agrees to purchase under the Underwriting Agreement. Such sales shall be made for the respective accounts of the Underwriters in the same proportions, as nearly as may be practicable and so long as Preferred Securities of the respective Underwriters are available therefor, as the respective numbers of Preferred Securities initially so reserved for such sales. Such sales shall be made at the public offering price, less a concession initially of not in excess of [$____] per share with respect to the Preferred Securities so sold. Underwriters and such dealers may allow a portion of such concession (the "reallowance") initially of not in excess of [$____] per share of the Preferred Securities so sold to any member of the National Association of Securities Dealers, Inc. (the "NASD"), acting as principal or as buyer's agent, provided such member agrees that the reallowance is to be retained and not reallowed in whole or in part and also agrees in writing to comply with Section 24 of Article III of the Rules of Fair Practice of the NASD. Underwriters and such dealers may allow the reallowance to a foreign dealer not eligible for membership in the NASD, acting as principal or as buyer's agent, provided such foreign dealer agrees that the reallowance is to be retained and not reallowed in whole or in part, agrees to comply with the interpretation with respect to Free-Riding and Withholding of the NASD in making sales to purchasers outside the United States, and agrees in writing to comply with Sections 8, 24, 25 (as such Section applies to foreign non-members) and 36 of such Article.

     Each Underwriter also authorizes us to reserve for sale, and authorizes us or any Underwriter designated by us to sell and deliver for its account to such retail purchasers as we may select, at the public offering price, such number as we may determine of the Preferred Securities which such Underwriter agrees to purchase under the Underwriting Agreement. Such reservations and sales to retail purchasers shall be made for the respective accounts of the Underwriters in the same proportions, as nearly as may be practicable and so long as Preferred Securities of the respective Underwriters are available therefor, as the respective underwriting obligations of the Underwriters.

     At or before the time the Underwritten Preferred Securities are released for sale to the public, we will advise each Underwriter as to the number of Underwritten Preferred Securities initially reserved for sale for its account pursuant to this Section. Each Underwriter authorizes us from time to time to add to the reserved Preferred Securities any Preferred Securities of such Underwriter then remaining unsold and to release to it any reserved Preferred Securities of such Underwriter then remaining unsold.

     Each Underwriter authorizes us, on its behalf and as its Representatives, to take all such action as we may deem advisable in respect of all matters pertaining to sales of reserved Preferred Securities to dealers and to retail purchasers, including the right to make variations in the selling arrangements, and, after the Underwritten Preferred Securities are released for sale to the public, to vary from time to time the offering price, concessions and reallowances to dealers, and other terms of sale of the Preferred Securities hereunder and under such selling arrangements.

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     4.   Sales of Preferred Securities by Underwriters, except as otherwise set forth herein, shall be on the terms specified under the selling arrangements then in effect.

     Each Underwriter represents that in connection with the offering it has conformed, and agrees that is will conform, with the provisions of Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with regard, among other things, to trading by underwriters.

     5. We may, in our discretion, charge the account of any Underwriter with an amount equal to the concession allowed to dealers in respect of each Share purchased under the Underwriting Agreement by such Underwriter and not sold by us for its account (and each Share which we believe has been substituted therefor) which may be delivered against a purchase contract made by us for the account of any Underwriter prior to the later of (a) the termination of all of the provisions referred to in Section 10 hereof or (b) the covering by the Representatives of any short position created by the Representatives for the accounts of the Underwriters pursuant to Section 9 hereof, or in lieu of such charge, require such Underwriter to repurchase on demand at the total cost thereof (including commissions), plus transfer taxes, any such Preferred Securities so delivered.

     6. Upon our request each Underwriter will deliver to the Representatives payment for the Preferred Securities purchased or to be purchased by such Underwriter under the Underwriting Agreement in an amount equal to the public offering price for such Preferred Securities less the concession to dealers. Such payment shall be made in such form and at such times and places as may be specified in such request, and each Underwriter authorizes the Representatives to make payment for such Preferred Securities against their delivery for its account hereunder.

     7. We shall remit to each Underwriter, as promptly as practicable, the amounts received by us from retail purchasers and dealers as payment in respect of Preferred Securities sold by us for the account of such Underwriter pursuant to the provisions of Section 3 hereof for which payment has been received, less the concession to dealers (a) in the case of amounts received from retail purchasers and (b) in the case where amounts received from dealers are equal to the public offering price. Preferred Securities purchased by each Underwriter under the Underwriting Agreement and not reserved or sold by us for its account pursuant to the provisions of Section 3 hereof shall be delivered to such Underwriter as promptly as practicable after their receipt by us. Any Preferred Securities so purchased by any Underwriter and so reserved which remain unsold at any time prior to the settlement of accounts hereunder may, in our discretion, and shall, upon the request of such Underwriter, be delivered to such Underwriter, but, until the termination of all of the provisions referred to in Section 10 hereof, for carrying purposes only.

     Each Underwriter which is a member of The Depository Trust Company authorizes us, in our discretion, to arrange for delivery of Preferred Securities to such Underwriter and for payment therefor by and to such Underwriter through the facilities of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201.

     Each Underwriter, however, authorizes the Representatives, in their discretion, as agents for such Underwriter, to advance funds, charging current interest rates, or arrange loans for such Underwriter's account in connection with the purchase or carrying of its Preferred Securities held for its account under this Agreement and for any other of the purposes of this Agreement, to execute and deliver any notes or other instruments evidencing such advances or loans, to hold or pledge as security therefor any or all of its Preferred Securities, and to give all instructions to the lenders with respect to any such loans and the proceeds thereof, which instructions the lenders are hereby authorized to accept. In the event of any such advance or loan, repayment thereof shall, in the discretion of the Representatives, be effected prior to the making of any remittance or delivery pursuant to this Section.

     Each Underwriter agrees that, from time to time prior to the settlement of accounts hereunder, it will furnish to us such information as we may request in order to determine the number of Preferred Securities purchased by it under the Underwriting Agreement which then remains unsold, and such Underwriter will upon our request sell to us for the account of any Underwriter as many of such unsold Preferred Securities as we may designate at the public offering price, less all or any part of the concession to dealers as we may determine. The provisions of
Section 5 hereof shall not be applicable in respect of any such sale.

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     8.   In the event of failure of any Underwriter to tender payment for
Preferred Securities as provided under the Underwriting Agreement, we shall have the right under the provisions thereof to arrange for other persons, who may include ourselves and any other Underwriters, to purchase the Preferred Securities which such defaulting Underwriter agreed to purchase, and we shall also have the right, subject to Section 1 hereof, to increase pro rata the original underwriting obligations of the non-defaulting Underwriters to provide for the purchase of the Preferred Securities which such defaulting Underwriter agreed to purchase, but in neither case will such arrangements relieve such defaulting Underwriter from liability for its default.

     9. Each Underwriter authorizes the Representatives, in their discretion and for the account of such Underwriter, to over-allot Underwritten Preferred Securities, and to purchase and sell shares of Preferred Securities, for long or short account, in such amounts, at such prices, on such terms and in such manner as the Representatives may determine; provided, however, that at no time (except as set forth below in the event of default of any Underwriter in carrying out its commitment under this Section) shall the net commitment of any Underwriter, for either long or short account, resulting from such over-allotments and such purchases and sales exceed 15% of the number of Underwritten Preferred Securities which such Underwriter agrees to purchase under the Underwriting Agreement (it being agreed for the purposes of such calculation that the net commitment for short account of any Underwriter shall be deemed to be reduced by the maximum number of Option Preferred Securities which such Underwriter is entitled to purchase under the Underwriting Agreement). It is understood that the Representatives may have made purchases of Preferred Securities for stabilizing purposes prior to the time this Agreement became binding upon the Underwriters or any particular Underwriter with respect to the offering of the Preferred Securities, and each Underwriter agrees that any securities so purchased shall be treated as having been purchased for the respective accounts of the Underwriters pursuant to the foregoing authorization. Each Underwriter authorizes the Representatives, in their discretion and for the account of such Underwriter, to cover any short position, or sell any long position, created by the Representatives for the account of such Underwriter pursuant to this Section, in such amounts, at such prices, on such terms and in such manner as the Representatives may determine. Such purchases and sales, through over-allotments or otherwise, shall be for the respective accounts of the Underwriters in the same proportions, as nearly as may be practicable, as the respective underwriting obligations of the Underwriters; provided, however, that, if any Underwriter defaults in carrying out its commitment under this Section, the other Underwriters not so defaulting shall assume its commitment in the same proportions as the respective underwriting obligations of such other Underwriters, without, however, relieving such defaulting Underwriter from its liability therefor. Each Underwriter agrees that it will, upon the request of the Representatives take up at cost (but, in the discretion of the Representatives, until the termination of all of the provisions referred to in
Section 10 hereof, for carrying purposes only) shares of Preferred Securities so purchased by the Representatives for the account of such Underwriter, and deliver to the Representatives shares of Preferred Securities so sold for the account of such Underwriter, through over-allotment or otherwise. The Representatives shall have full discretionary power to pay such commissions in connection with such purchases and sales as it may deem proper and to charge such commissions on purchases and sales effected by them.

     In the event that the Representatives effect any stabilizing purchases pursuant to this Section, they will notify each Underwriter promptly of the date and time when the first stabilizing purchase is effected and the date and time when stabilizing is terminated. Each Underwriter agrees that, without the prior permission of the Representatives, it will not effect any stabilizing purchases. Each Underwriter agrees that, if stabilizing is effected, it will provide the Representatives with such information and reports as are required in relation to such stabilization pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Exchange Act.

     10. The provisions of the first paragraph of Section 4 hereof and of the first sentence of Section 9 hereof will terminate at the close of business on the thirtieth day after the Underwritten Preferred Securities are released by us for sale to the public, unless any of such provisions are terminated at such earlier time as we may determine by notice to that effect sent to each Underwriter.

     11. We may charge against the account of each Underwriter any and all expenses incurred by us on its behalf and as its Representatives in connection with the purchase and sale of the Preferred Securities or preparations therefor. All expenses of a general nature incurred by us shall be borne by the Underwriters in the same proportions

                                       4
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as the respective underwriting obligations of the Underwriters. In the event that the Representatives agree to pay any stock transfer tax or associated carrying costs and if such tax payment is not rebated on the day of payment and any portion of such tax payment not rebated (which each Underwriter agrees the Representatives may agree to do), and in the event such tax payment, pending such reimbursement, results in any expense to the Representatives, such expense shall be deemed an expense of a general nature for purposes of the foregoing sentence. In the event of the failure of any Underwriter to fulfill its obligations hereunder, the expenses chargeable to such Underwriter pursuant to this Agreement and not paid, as well as any additional expenses arising from such default, may be charged against the other Underwriters not so defaulting in the same proportions as the respective underwriting obligations of such other Underwriters, without, however, relieving such defaulting Underwriter from its liability therefor. As Representatives, our ascertainment of all expenses and apportionment thereof shall be conclusive upon all Underwriters.

     We shall not be accountable for interest on funds of any of the Underwriters at any time in our hands, and any such funds may be held by us unsegregated from our general funds.

     12. As compensation for our services to each of the Underwriters in connection herewith, each Underwriter agrees to pay us a management fee in an amount equal to [$____] per share, in respect of the underwriting obligation of such Underwriter and authorizes us, at our election, to charge its account therefor.

     13. Each of the Underwriters acknowledges that it has received copies of the documents stated in Section 1(a) of the Underwriting Agreement to have been filed with the Commission prior to the date of the Underwriting Agreement and delivered to us for it. The registration statement and prospectus may be further amended or changed, but no such amendment or change not disapproved by us shall release any Underwriter hereunder or under the Underwriting Agreement.

     14. Each Underwriter which is registered as a dealer or broker under the Exchange Act represents that it is a member in good standing of the NASD and that in making sales of Preferred Securities it will comply with the Rules of Fair Practice of the NASD, including, without limitation, Section 24 of Article III thereof. Each Underwriter which is not so registered agrees that it will not offer or sell Preferred Securities in the United States except through us and that in making sales of Preferred Securities outside the United States it will comply with the interpretation with respect to Free-Riding and Withholding of the NASD and with Sections 8, 24, 25 (insofar as such Section applies to foreign non-members) and 36 of such Article. We will file on behalf of the several Underwriters with the NASD such required documents and information, if any, which have been furnished to us for filing pursuant to applicable rules, statements and interpretations of the NASD.

     15. In taking all actions hereunder, except in the performance of our own obligations hereunder and under the Underwriting Agreement, we shall act only as Representatives of each of the Underwriters. Nothing contained herein shall constitute the Underwriters partners or render any of them liable to make payments otherwise than as herein provided. If for Federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code, as amended. Each Underwriter authorizes the Representatives to use their discretion on behalf of such Underwriter, to execute such evidence of such election as may be required by the Internal Revenue Service.

     16. We shall be under no liability (except for our own want of good faith and for obligations expressly assumed by us hereunder) for or in respect of the validity or value of, or title to, any shares of Preferred Securities; the form of, or the statements contained in, or the validity of, the registration statement, any preliminary prospectus, the prospectus, any amendment or supplement thereto, any document which may be incorporated by reference therein, or any letters or instruments executed by or on behalf of the Offerors or others; the form or validity of the Underwriting Agreement or this Agreement; the delivery of the Preferred Securities; the performance by the Offerors, or others of any agreement on its or their part; the qualification for sale of the Preferred Securities or the legality of the Preferred Securities for investment under the laws of any jurisdiction; or any matter in connection with any of the

                                       5
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foregoing; provided, however, that nothing in this Section shall be deemed to relieve us from any liability imposed by the Securities Act of 1933, as amended (the "Act").

     17. (a) Each Underwriter agrees to indemnify, hold harmless and reimburse each other Underwriter and each person, if any, who controls such other Underwriter within the meaning of Section 15 of the Act, to the extent, and upon the terms, that such Underwriter agrees to indemnify, hold harmless and reimburse the Offerors and certain other persons pursuant to the provisions of
Section 8 of the Underwriting Agreement. This indemnity agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person or any statement made to the Commission as to the results thereof.

          (b) Each Underwriter agrees to pay, upon our request, as contribution, its proportionate share, based upon the respective underwriting obligations of the Underwriters, of any losses, claims, damages or liabilities, joint or several, under the Act or otherwise, paid or incurred by any Underwriter (including us, individually or as Representatives of the Underwriters) to any person other than an Underwriter (including amounts paid by an Underwriter as contribution), arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, any amendment or supplement thereto, any document which may be incorporated by reference therein, or any other selling or advertising material used with the consent of the Representatives by the Underwriters in connection with the sale of the Preferred Securities, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any act or omission to act or any alleged act or omission to act by us, individually or as Representatives of the Underwriters, or by the Underwriters, as a group but not individually, in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Preferred Securities; and each Underwriter will pay such proportionate share of any legal or other expenses reasonably incurred by us or with our consent, in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this paragraph, appropriate adjustment may be made by us to reflect any amounts received by any one or more Underwriters, pursuant to
Section 8 of the Underwriting Agreement or otherwise, in respect of the claim upon which such obligation is based. In respect of any claim there shall be credited against the amount of any Underwriter's obligation under this paragraph any loss, damage, liability or expense which is paid or incurred by such Underwriter as a result of any such claim being asserted against it, and, if such loss, damage, liability or expense is paid or incurred by such Underwriter subsequent to any payment by it pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. If any claim to which the provisions of this paragraph would be applicable is asserted, we may take such action in connection therewith as we deem necessary or desirable, including retention of counsel for the Underwriters, and in our discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by us shall be included in the amounts of the Underwriter's obligations under this paragraph. At our discretion, we may consent to being named as the Representatives of a defendant class of underwriters. Any Underwriter may elect to retain at its own expense its own counsel and, on advice of such counsel and with our consent, may settle or consent to the settlement of any such claim. We may settle or consent to the settlement of any such claim, on advice of counsel retained by us, with the approval of a majority in interest of the Underwriters. Whenever any Underwriter receives notice of the assertion of any claim to which the provisions of this paragraph would be applicable, such Underwriter will give prompt notice thereof to us. Whenever we receive notice of the assertion of any such claim, we will give prompt notice thereof to each Underwriter. We also will furnish each Underwriter with periodic reports, at such times as we deem appropriate, as to the status of any such claim and the action taken by us in connection therewith. In the event of the failure of any Underwriter to fulfill its obligations under this paragraph, such obligations may be charged against the other Underwriters not so defaulting in the same proportions as the respective underwriting obligations of such other Underwriters, without, however, relieving such defaulting Underwriter from its liability therefor. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense paid or incurred, and any amount received, by any person controlling any Underwriter within the meaning of Section 15 of the Act which has been paid or incurred or received by reason of such control relationship shall be deemed to have been paid or incurred or received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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     18.  As promptly as may be practicable after termination of all of the provisions referred to in Section 10 hereof and completion of transactions under
Section 9 hereof, any shares of Preferred Securities held by us for the account of any Underwriter shall be delivered by us to such Underwriter, and the net credit or debit balance of each Underwriter shall be paid to it or collected from it by us, but we may establish such reserves as we may deem advisable against any expenses or claims not then ascertained. If at such termination the aggregate number of shares of Preferred Securities so held by us does not exceed 15% of the aggregate underwriting obligation of the Underwriters, we may in our discretion sell such securities for the accounts of the several Underwriters at such prices, on such terms and in such manner as we may determine. Any Preferred Securities which are held by us for the account of any Underwriter by reason of a default by a dealer or other purchaser in respect of the purchase thereof pursuant to a sale under Section 3 hereof shall, in our discretion, be purchased from time to time by the Underwriters in the same proportions, as nearly as may be practicable, as the respective numbers of Preferred Securities theretofore contracted for sale thereunder to dealers or other purchasers, as the case may be, for the respective accounts of the Underwriters, at the net price at which such Preferred Securities were contracted for sale to such dealer or other purchaser, and we are authorized to make appropriate charges and credits to the respective accounts of the Underwriters for this purpose. Notwithstanding any distribution and settlement of accounts hereunder, each Underwriter shall remain liable for its proper proportion of any transfer tax or any other liability which may be asserted against us or any one or more of the Underwriters in respect of this Agreement or the Underwriting Agreement based upon the claim that the Underwriters constitute a partnership, an association, an unincorporated business or other separate entity.

     19. Any notice to any Underwriter shall be deemed to have been duly given if mailed, sent by telex or facsimile transmission or delivered in person to such Underwriter at the address set forth in its Underwriters' Questionnaire or telex or facsimile transmission constituting such Questionnaire. Any such notice shall take effect upon receipt thereof.

     20. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

     21. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     Please confirm that the foregoing is in accordance with your understanding by signing a counterpart hereof as indicated below.

                                    Very truly yours,

                                    STEPHENS INC.
                                    MORGAN KEEGAN & COMPANY, INC.


                                    By:
                                        ----------------------------------------
                                        Authorized Representative, Stephens Inc.

ACCEPTED AND CONFIRMED AS OF THE DATE FIRST WRITTEN ABOVE:

By:
     --------------------------------------------
     Attorney-in-fact for each of the several
     Underwriters named in Schedule I to the
     Underwriting Agreement.

                                       7